UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2021 (the “Signing Date”), Esports Entertainment Group, Inc (the “Company”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Gameday Group Plc, a limited liability company incorporated in Malta (the “Seller”, and together with the Company, the “Parties”). Subject to the terms and conditions of the Purchase Agreement, the Parties agreed that the Shares (as defined below) will be sold by the Seller to the Company five Business Days after the issuance of the Seller’s Pre-Closing Restructuring Confirmation (as defined below), or such other date as the Parties may agree on writing (the “Closing Date”). All defined terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

According to the Purchase Agreement, the Seller owns certain business assets (the “Assets”) regarding the Bethard, Fastbet and Betive brands (the “Business”), including (i) the brand name Bethard (and, together with the Fastbet and Betive brands the “Brands”); (ii) domains relating to the Brands (the “Domains”); (iii) the customer databases relating to the Brands (the “Customer Databases”); (iv) website content, materials and code pertaining to the Domains (or any part/s thereof) currently owned by the Seller and any of its Affiliates (the “Front-End Code”); (v) certain licensee rights under an ambassador agreement originally entered into by Bethard Group Limited (“BG”) and Unknown AB (“Unknown”), dated February 14, 2018 (and amended on February 26, 2018 and on March 16, 2018), and thereafter assigned and novated by BG to Together Gaming Solutions p.l.c (“TGS”) on April 30, 2019 and subsequently amended on March 27, 2020 (the “Zlatan Agreement”); and (vi) B2C online gambling licenses in Sweden, Spain, Malta, and Ireland (each a “License” and together the “Licenses”).

As described in the Purchase Agreement, Prozone Limited, a limited liability company incorporated in Malta (“Prozone”) prior to the completion of all actions and the transactions (including the Transaction defined below) required to take place at the Closing on the Closing Date (the “Closing”) intends to enter into (i) an asset transfer agreement with the Seller’s subsidiaries, BG and TGS (the “Asset Transfer Agreements”), pursuant to which Prozone will acquire, prior to the Closing, full legal title and ownership of the Assets (with the exception of the Licenses and the Zlatan Agreement) owned by each of BG and TGS, free and clear from any Encumbrances; (ii) a white label platform licensing agreement with TGS for the Together Gaming Platform (the “Platform”) (the “White Label Agreement”) regarding the Business; (iii) a turnkey platform licensing agreement with the TGS for the Platform (the “Turnkey Agreement”); and (iv) a services agreement with BG for operational support services (the “Services Agreement”) (the “Pre-Closing Restructuring”).

Following the Closing, the Seller agreed to procure that each of the Licenses are transferred to Prozone as soon as practicable, subject to such transfers being permitted under the relevant local regulations. Prozone agreed to operate for a minimum period of 24 months from the Closing the Domains utilizing the Platform, pursuant to the terms of the White Label Agreement and/or the Turnkey Agreement. After 24 months from the Closing have passed, Prozone shall be free to terminate the White Label Agreement and/or Turnkey Agreement (as applicable) and migrate the Domains and the Customer Databases to another platform of Prozone’s choice. The Seller agreed to procure that the Zlatan Agreement (which is currently the subject of negotiation between TGS and Unknown) will be assigned and novated in favor of Prozone pursuant to an assignment and novation agreement to be entered into between TGS, Unknown, and Prozone (the “Zlatan Agreement Assignment”).

Following the Pre-Closing Restructuring but prior to the Closing, the Seller intends to assume Prozone’s payment obligations to BG and TGS under the Asset Transfer Agreements in consideration for receivables (of an aggregate amount that is equal to those payment obligations) due by Prozone to the Seller in accordance with an assignment and novation agreement to be entered into between Prozone, the Seller, and BG and an assignment and novation agreement to be entered into between Prozone, the Seller, and TGS (the “Assignment and Novation Agreements”). These receivables will then be capitalized (i.e., converted into shares in Prozone) and at which point Prozone is expected to have an issued share capital of the EUR 25,101,200 divided into 25,101,200 shares of EUR 1 each (the “Shares”), all of which will be owned by the Seller. The Parties intend that following the increase in the issued share capital of Prozone, the Seller will sell all of the Shares together with all rights attached to them and free from any Encumbrance to the Company (the “Transaction”) on the Closing Date subject to the terms and conditions of the Purchase Agreement.

The Purchase Price for the Shares shall be an amount corresponding to the aggregate of (i) EUR 16,000,000 (the “Closing Payment”); (ii) the additional consideration payable to the Seller by the Company as set out in Section 5 of the Purchase agreement (the “Additional Payment”); and (iii) the shares of the Company’s common stock, par value $0.0001 to be allotted and issued to the Seller by the second year anniversary of the Closing Date, representing an aggregate value of the USD Currency Equivalent of EUR7,600,000 as set out in Section 6 of the Purchase Agreement or such lower amount as may be applicable in accordance with Section 9.3 of the Purchase Agreement (the “Share Consideration”, and together with the Closing Payment and the Additional Payment, the “Purchase Price”).

Following the Signing Date, and in any event no later than 15 Business Days following the Signing Date, the Seller agreed to carry out the Pre-Closing Restructuring and needs to confirm, in writing, to the Company once the Pre-Closing Restructuring has been completed (the “Seller’s Pre-Closing Restructuring Confirmation”), provided, however, that the White Label Agreement and the Turnkey Agreement shall be entered into on the Closing.

The Purchase Agreement imposes on the Seller and any of its Affiliates, customary non-compete and non-solicitation restrictions and customary non-disclosure obligations, all of which are subject to certain exceptions and qualifications.

Subject to the terms of the Purchase Agreement, the Seller will be required to indemnify the Company, in the event of a breach of any Warranties, covenants or other provisions of the Purchase Agreement by the Seller.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Seller, customary conditions to closing, and other conditions and obligations of the Parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On May 25, 2021, the Company issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Share Sale and Purchase Agreement, dated May 25, 2021, between the Company and Gameday Group Plc

99.1	Press Release
*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. the Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: May 28, 2021	By:	/s/ Grant Johnson
Name: Grant Johnson Title: Chief Executive Officer